Exhibit 99

NEWS
RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Thomas A. King
Mayfield Village, Ohio 44143	(440)395-2260
http://www.progressive.com

FOR IMMEDIATE RELEASE
MAYFIELD VILLAGE, OHIO — September 16, 2005 — The Progressive Corporation today reported the following results for August 2005:

(millions, except per share amounts and ratios)	August	August
	2005	2004	Change
Net premiums written	$1,090.6	$1,085.7	—%
Net premiums earned	1,069.5	1,007.4	6%
Net income	56.8	100.3	(43)%
Per share	.29	.46	(38)%
Combined ratio	96.3	89.2	(7.1) pts.
See the “Income Statements” for further month and year-to-date information and the monthly commentary at the end of this release for additional discussion .
     The Company offers insurance to personal and commercial auto drivers throughout the United States. The Company’s Personal Lines business units write insurance for private passenger automobiles and recreation vehicles. The Company’s Commercial Auto business unit writes primary liability, physical damage and other auto-related insurance for automobiles and trucks owned by small businesses. See “Supplemental Information” for month and year-to-date results.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENT
August 2005
(millions — except per share amounts)
(unaudited)

	Current
	Month	Comments on Monthly Results[1]
Direct premiums written	$1,112.8

Net premiums written	$1,090.6

Revenues:
Net premiums earned	$1,069.5
Investment income	46.3
Net realized gains (losses) on securities	2.0
Service revenues	2.8

Total revenues	1,120.6

Expenses:
Losses and loss adjustment expenses	824.6	Includes $119.5 million, or 11.2 combined ratio points, of catastrophic losses related to Hurricane Katrina for both reported and incurred but not reported claims.
Policy acquisition costs	112.4
Other underwriting expenses	92.9	Includes a favorable adjustment of $10.7 million, or 1.0 point, reflecting the settlement of state tax liabilities.
Investment expenses	.8
Service expenses	2.6
Interest expense	6.9

Total expenses	1,040.2

Income before income taxes	80.4
Provision for income taxes	23.6

Net income	$56.8

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	195.7

Per share	$.29

Diluted:
Average shares outstanding	195.7
Net effect of dilutive stock-based compensation	2.8

Total equivalent shares	198.5

Per share	$.29

[1]	See the Monthly Commentary at the end of this release for additional discussion. For a description of the Company’s reporting and accounting policies, see Note 1 to the Company’s 2004 audited consolidated financial statements included in the Company’s 2004 Shareholders’ Report, which can be found at progressive.com/annualreport.
The following table sets forth the investment results for the month:

Fully taxable equivalent total return:
Fixed-income securities	1.0%
Common stocks	(.7)%
Total portfolio	.8%

Pretax recurring investment book yield	4.1%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
INCOME STATEMENTS
August 2005 Year-to-Date
(millions — except per share amounts)
(unaudited)

	Year-to-Date
	2005	2004	% Change
Direct premiums written	$9,900.7	$9,249.6	7

Net premiums written	$9,692.7	$9,023.4	7

Revenues:
Net premiums earned	$9,211.1	$8,592.0	7
Investment income	339.3	320.2	6
Net realized gains (losses) on securities	11.2	59.9	(81)
Service revenues	28.2	33.0	(15)

Total revenues	9,589.8	9,005.1	6

Expenses:
Losses and loss adjustment expenses	6,163.4	5,536.7	11
Policy acquisition costs	975.5	926.1	5
Other underwriting expenses	874.2	808.9	8
Investment expenses	7.8	8.0	(3)
Service expenses	16.9	16.5	2
Interest expense	55.3	53.6	3

Total expenses	8,093.1	7,349.8	10

Income before income taxes	1,496.7	1,655.3	(10)
Provision for income taxes	489.0	540.6	(10)

Net income	$1,007.7	$1,114.7	(10)

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	197.5	216.3	(9)

Per share	$5.10	$5.15	(1)

Diluted:
Average shares outstanding	197.5	216.3	(9)
Net effect of dilutive stock-based compensation	2.9	3.4	(15)

Total equivalent shares	200.4	219.7	(9)

Per share	$5.03	$5.07	(1)

The following table sets forth the investment results for the year-to-date period:

	2005	2004
Fully taxable equivalent total return:
Fixed-income securities	2.9%	3.0%
Common stocks	3.6%	.0%
Total portfolio	3.0%	2.7%

Pretax recurring investment book yield	3.9%	3.8%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
August 2005
($ in millions)
(unaudited)

Current Month
				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$622.1	$331.5	$953.6	$135.1	$1.9	$1,090.6
% Growth in NPW	(3)%	5%	(1)%	10%	NM	—%
Net Premiums Earned	$617.9	$318.8	$936.7	$130.7	$2.1	$1,069.5
% Growth in NPE	3%	12%	6%	11%	NM	6%

GAAP Ratios
Loss/LAE ratio[2]	81.7	73.4	78.9	65.7	NM	77.1
Expense ratio	18.7	20.5	19.3	19.1	NM	19.2

Combined ratio	100.4	93.9	98.2	84.8	NM	96.3

Actuarial Adjustments[3]
Reserve Decrease/(Increase)
Prior accident years						$12.3
Current accident year						11.5

Calendar year actuarial adjustment	$10.9	$5.0	$15.9	$7.9	$—	$23.8

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$12.3
All other development						12.3

Total development						$24.6

Calendar year loss/LAE ratio						77.1

Accident year loss/LAE ratio						79.4

Statutory Ratios
Loss/LAE ratio						77.1
Expense ratio						18.5

Combined ratio						95.6

NM = Not Meaningful

[1]	Amounts primarily include professional liability insurance for community banks and the Company’s run-off businesses. The other businesses generated an underwriting profit of $2.7 million for the month.

[2]	Hurricane Katrina contributed 12.2 points to the loss/LAE ratio for Personal Lines (14.9 points for Agency and 7.1 points for Direct) and 3.9 points to Commercial Auto results.

[3]	Represents adjustments solely based on the Company’s corporate actuarial review.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
August 2005 Year-to-Date
($ in millions)
(unaudited)

Year-to-Date
				Commercial
	Personal Lines			Auto	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$5,573.1	$2,875.5	$8,448.6	$1,228.3	$15.8	$9,692.7
% Growth in NPW	4%	13%	7%	14%	NM	7%
Net Premiums Earned	$5,384.7	$2,708.2	$8,092.9	$1,100.0	$18.2	$9,211.1
% Growth in NPE	4%	12%	7%	12%	NM	7%

GAAP Ratios
Loss/LAE ratio	67.8	67.4	67.7	62.0	NM	66.9
Expense ratio	20.3	19.9	20.1	19.8	NM	20.1

Combined ratio	88.1	87.3	87.8	81.8	NM	87.0

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$90.3
Current accident year						36.1

Calendar year actuarial adjustment	$70.8	$31.8	$102.6	$21.9	$1.9	$126.4

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$90.3
All other development						171.7

Total development						$262.0

Calendar year loss/LAE ratio						66.9

Accident year loss/LAE ratio						69.7

Statutory Ratios
Loss/LAE ratio						66.9
Expense ratio						19.2

Combined ratio						86.1

Statutory surplus[3]						$5,387.5

	August	August
Policies in Force	2005	2004	Change
(in thousands)
Agency — Auto	4,503	4,216	7%
Direct — Auto	2,293	2,029	13%
Other Personal Lines[4]	2,667	2,332	14%

Total Personal Lines	9,463	8,577	10%

Commercial Auto Business	460	413	12%

NM = Not Meaningful

[1]	The other businesses generated an underwriting profit of $11.6 million.

[2]	Represents adjustments solely based on the Company’s corporate actuarial review.

[3]	During August, the insurance subsidiaries paid cash dividends of $300.0 million to the parent company.

[4]	Includes insurance for motorcycles, recreation vehicles, mobile homes, watercraft, snowmobiles and similar items.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions— except per share amounts)
(unaudited)

August
2005
CONDENSED GAAP BALANCE SHEET:[1]
Investments — Available-for-sale, at market:
Fixed maturities (amortized cost: $10,143.9)	$10,197.9
Equity securities:
Preferred stocks (cost: $1,164.8)	1,182.3
Common equities (cost: $1,402.2)	1,982.9
Short-term investments (amortized cost: $2,353.0)	2,353.7

Total investments[2]	15,716.8
Net premiums receivable	2,625.6
Deferred acquisition costs	477.3
Other assets	1,435.2

Total assets	$20,254.9

Unearned premiums	$4,587.6
Loss and loss adjustment expense reserves	5,701.5
Other liabilities[2]	2,928.2
Debt	1,284.7
Shareholders’ equity	5,752.9

Total liabilities and shareholders’ equity	$20,254.9

Common Shares outstanding	197.0
Shares repurchased — August	.2
Average cost per share	$96.73
Book value per share	$29.20
Trailing 12-month return on average shareholders’ equity	28.5%
Net unrealized pre-tax gains on investments	$652.9
Increase (decrease) from July 2005	$52.4
Increase (decrease) from December 2004	$(16.5)
Debt to total capital ratio	18.3%
Fixed-income portfolio duration	2.8 Years
Weighted average credit quality	AA+

[1]	Pursuant to SFAS 113, “Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts,” loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $335.4 million.

[2]	Amounts include net unsettled security acquisitions, including repurchase commitments, of $1,278.6 million.

Monthly Commentary
•	Since the Company writes six-month policies, there were several days in August that did not have renewal activity (i.e. February has 28 days). The written premium growth rate for the month primarily reflects timing differences related to the Company’s recognition of the days without renewal activity due to the Company’s use of a fiscal calendar. As a consequence, the Company may experience consecutive months, such as August and September, where comparisons to the prior year months are under or overstated. As a result, it may be more prudent to analyze written premium growth on a quarterly basis. For the month, net premiums earned and policies in force growth may be more representative measures than written premium growth.

•	Through September 14, 2005, approximately 19,000 claims were incurred by the Company based on the two landfalls of Hurricane Katrina. The Company has evaluated and reserved for this catastrophe using its knowledge of severity and reporting patterns from many past storms in addition to several assumptions specific to this disaster. The current recognition of $119.5 million for reported, and incurred but not reported, claims best reflects this evaluation at this time. The Company notes that reporting patterns and salvage assumptions could differ from its expectations over the coming weeks and the Company will be continuously reviewing its estimate and assumptions. Storm claim settlements range from about 70% in Florida to about 5% in Louisiana. The Company continues to be proactive in the affected areas with the establishment of 7 drive-in claims sites and the deployment of over 300 additional claim representatives from all 50 states. Due to the nature of this catastrophe, the Company expects the settlement of the losses to take longer than those experienced in the past.
The Progressive Group of Insurance Companies, in business since 1937, ranks third in the nation for auto insurance based on premiums written and provides drivers with competitive rates and 24/7, in-person and online service. The companies that offer insurance directly (by phone at 1-800-PROGRESSIVE and online at progressivedirect.com) market their products and services under the Progressive DirectSM brand, while the companies that offer insurance through more than 30,000 independent insurance agencies market their products and services under the Drive® Insurance from Progressive brand. The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. More information can be found at progressive.com, including a guide to interpreting the monthly reporting package.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the accuracy and adequacy of the Company’s pricing and loss reserving methodologies; pricing competition and other initiatives by competitors; the Company’s ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of the Company’s advertising campaigns; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against the Company; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; the Company’s ability to maintain the uninterrupted operation of its facilities, systems (including information technology systems) and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Reported results, therefore, may appear to be volatile in certain accounting periods.